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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2003

SPECTRUM BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	001-15215 (Commission File Number)	42-0867112 (I.R.S. Employer Identification No.)
10834 Old Mill Road, Suite One Omaha, NE 68154-2648 (Address principal executive offices)
Registrant's telephone number, including area code: (402) 333-8330
No Change (Former name or former address, if changed since last report.)

Item 4.    Change in Registrant's Certifying Accountants

  (a)
  Previous independent accountants

        On February 27, 2003, the Audit Committee of the Board of Directors of Spectrum Bancorporation, Inc., notified McGladrey & Pullen, LLP that they were dismissed as Spectrum Bancorporation, Inc. independent auditor, effective February 27, 2003.

        The reports of McGladrey & Pullen, LLP on the consolidated financial statements of Spectrum Bancorporation, Inc. as of June 30, 2001 and June 30, 2002 and for the years then ended contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        In connection with its audits of the consolidated financial statements of Spectrum Bancorporation, Inc. as of June 30, 2001 and 2002 and for the years then ended, and during the interim period between July 1, 2002 and February 27, 2003, there have been no disagreements with McGladrey & Pullen LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years. Spectrum has requested that McGladrey & Pullen LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 3, 2003 is filed as Exhibit 16.0 to this Form 8-K.

        The decision to change accountants was approved by Spectrum Bancorporation, Inc. Audit Committee on February 26, 2003.

Item 7.    Financial statements and exhibits

  (b)
  Exhibits

  16.0
  Letter from McGladrey & Pullen, LLP regarding its concurrence with Spectrum Bancorporation, Inc. statement regarding change of accountants.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BANCORPORATION, INC.
	By:	/s/ DANIEL A. HAMANN Daniel A. Hamann, President
Date: March 3, 2003

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  Item 4. Change in Registrant's Certifying Accountants
  Item 7. Financial statements and exhibits
SIGNATURES